Exhibit 5.1

May 21, 2007

Nova Biosource Fuels, Inc.

The Riviana Building

2777 Allen Parkway, Suite 800

Houston, Texas  77019

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as legal counsel to Nova Biosource Fuels, Inc., a Nevada corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) of a registration statement (the “Registration Statement”) of the Company on Form S-3 under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the Company’s:

(i)                                     common stock, $0.001 par value per share (the “Common Stock”);

(ii)                                  preferred stock, $0.0001 par value per share (the “Preferred Stock”);

(iii)                               depositary shares (the “Depositary Shares”);

(iv)                              debt securities, in one or more series, consisting of notes, debentures and other evidences of indebtedness (the “Debt Securities”);

(v)                                 warrants representing rights to purchase, Common Stock, Preferred Stock or Debt Securities (the “Warrants”); and

(vi)                              units comprised of one or more of our Common Stock, Preferred Stock, Debt Securities or Warrants, in any combination (the “Units”);

(collectively, the Common Stock, the Preferred Stock, the Depositary Shares, the Debt Securities, the Warrants and the Units are referred to herein as the “Securities”); all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Act at an aggregate initial offering price not to exceed $200,000,000.

     We have been advised by the Company that:

  1.      The rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation privileges of each series  of Preferred Stock will be set forth in a certificate of designation to be approved by the Company’s Board of Directors, or in an amendment to the Company’s Amended and Restated Articles of Incorporation to be approved by the Company’s Board of Directors and stockholders, and that one or both of these documents will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective; and

2.   The Debt Securities may be issued pursuant to an Indenture between the Company and a trustee to be named in such Indenture, which Indenture will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective.

In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) the Registration Statement, and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (vi) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (vii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (viii) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (ix) the Company has reserved from its authorized but unissued and unreserved shares of stock a number sufficient to issue all Securities; and (x) the certificates representing the Securities will be duly executed and delivered.

We have examined the Registration Statement, including the exhibits thereto, and such other documents, corporate records, and instruments and have examined such laws and regulations as we have deemed necessary for purposes of rendering the opinions set forth herein. Based upon such examination and subject to the further provisions hereof, we are of the following opinion:

     1.                     The Common Stock will be validly issued, fully paid and nonassessable, provided that (i) the Company’s Board of Directors or an authorized committee thereof has specifically authorized the issuance of such Common Stock in exchange for a consideration that the Board of Directors or such committee determines as adequate (“Authorizing Resolutions”), (ii) the terms of the Common Stock and the offer and sale thereof have been duly established in conformity with the Company’s Articles of Incorporation and Bylaws and any applicable law and do not result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (iii) the Company has received the consideration provided for in the applicable Authorizing Resolutions.

     2.                     The Preferred Stock will be validly issued, fully paid and nonassessable, provided that (i) such Preferred Stock is specifically authorized for issuance by Authorizing Resolutions, (ii) the rights, preferences, privileges and restrictions of the Preferred Stock have been established in conformity with applicable law, (iii) an appropriate certificate of designation approved by the Company’s Board of Directors, or an amendment to the Company’s Articles of Incorporation approved by the Company’s Board of Directors and stockholders, has been filed with the State of Nevada, (iv) the terms of the offer, issuance and sale of shares of such class or series of Preferred Stock have been duly established in conformity with the Company’s Articles of Incorporation and Bylaws and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (v) the Company has received the consideration provided for in the applicable Authorizing Resolutions.

The foregoing opinions are qualified to the extent that the enforceability of any document, instrument or Securities may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles.

We express no opinions concerning any securities into which the Preferred Stock may be convertible or exercisable.

In providing this opinion, we have relied as to certain matters on information obtained from public officials and officers of the Company.

It is understood that this opinion is to be used only in connection with the offer and sale of Common Stock, Preferred Stock, Debt Securities, Warrants and Units while the Registration Statement is in effect.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is limited to matters governed by Nevada law. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to update this opinion or otherwise advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Sincerely,

WOODBURN and WEDGE

By:	/s/ Shawn G. Pearson
Shawn G. Pearson